UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2022

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

(513) 360-4704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, Workhorse Group Inc. (the “Company”) entered into a securities exchange agreement (the “Exchange Agreement”) on April 5, 2022 with HT Investments MA LLC (the “Holder”), the holder of the Company’s 4.00% senior secured convertible notes due 2024 (the “Notes”). As provided under the Exchange Agreement, on April 6, 2022 (the “Initial Settlement Date”), the Holder exchanged $27,500,000 in aggregate principal amount of the Notes (the “Exchange Notes”), initially for 5,793,888 of shares (the “Initial Settlement Shares”) of the Company’s common stock. The initial number of Initial Settlement Shares was calculated by dividing $29,425,000, which represents 107% of the principal amount of the Notes, plus $293,333.33 of interest on the Notes, by the Daily VWAP of the Company’s common stock on April 5, 2022 (the “Exchange Formula”). As required under the Exchange Agreement, on April 21, 2022, the Company issued an additional 2,039,778 shares (the “Final Settlement Shares”). The number of Final Settlement Shares was determined by recalculating the Exchange Formula using the average of the Daily VWAPs for the 10 immediately preceding trading days and issuing to the Holder the difference between the Initial Settlement Shares and such recalculated Exchange Formula, as required under the terms of the Exchange Agreement. The exchange is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act. As provided under the Exchange Agreement, following the initial delivery of the Initial Settlement Shares, the Exchange Notes were cancelled, with the Company owing no further obligations thereunder. At this time, the Company currently has no Notes outstanding and the indenture (the “Indenture”) under which the Notes were issued and security agreement (the “Security Agreement’) securing the Notes, each dated October 14, 2020, between the Company and U.S. Bank, in its capacities as trustee and collateral agent (the “Trustee”), have each been terminated. As provided under the Security Agreement, the Trustee has disclaimed and given up any and all rights in the assets of the Company pledged as collateral under the Notes.

The Exchange Agreement contains customary representations, warranties, covenants, and other agreements by the Company and the Holder. The representations, warranties, covenants, and other agreements made in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The above description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the complete text of such agreement, a form of which is filed as Exhibit 10.1, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The terms and conditions of the Notes, the Indenture, the Security Agreement, the note purchase agreement (the “Note Purchase Agreement”) dated as of October 12, 2020 under which the Notes were sold and the agreements, instruments and documents entered into in connection with the Notes, the Indenture, the Security Agreement and Note Purchase Agreement are further described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 13, 2020 and October 16, 2020.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Form of Securities Exchange Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission April 6, 2022)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: April 21, 2022	By:	/s/ James D. Harrington
	Name: Title:	James D. Harrington Chief Administrative Officer, General Counsel and Secretary